Exhibit 10.47

INDEMNIFICATION TRUST AGREEMENT
between
J. C. PENNEY COMPANY, INC.
and
CHEMICAL BANK
dated as of
July 30, 1986

Table of Contents

Section		Page
1	Deposit of Trust Funds	3
2	Permitted Investments	8
3	Distribution of Funds from the Indemnification Trust Fund	12
4	Representatives of the Indemnitees; Challenges to Indemnification Claims or Trust Fund Deposits	21
5	Concerning the Trustee	28
6	Change in Control	33
7	Termination of the Trust	35
8	Suspension of Payment on Indemnification Claims	36
9	Miscellaneous	37
Exhibit A	Payment Instructions
Exhibit B	Initial Representatives of the Indemnitees
Exhibit C	Initial Indemnitees
Acknowledgements

INDEMNIFICATION TRUST AGREEMENT

INDEMNIFICATION TRUST AGREEMENT ("Trust Agreement") dated as of July 30, 1986, between J. C. Penney Company, Inc., a Delaware corporation (such corporation, together with its successors, if any, being referred to herein as the ("Company"), and Chemical Bank, a bank organized and existing under the laws of the State of New York, as trustee ("Trustee"), for the benefit of the Indemnitees (as hereinafter defined), which Indemnitees shall be the beneficiaries of the trust created hereby ("Trust").

WHEREAS, the Company has entered, and from time to time may enter, into indemnification agreements (collectively, Indemnification Agreements") with its directors and certain of its officers and with certain persons serving as directors, officers, employees, partners, trustees, agents or fiduciaries of other entities at the request of or for the convenience of or to represent the interests of the Company (each person who so signs an Indemnification Agreement with the Company before a Change in Control (as defined in Section 5(a)hereof), which Indemnification Agreement by the terms thereof has not yet terminated, being referred to herein as an “Indemnitee” and collectively referred to herein as Indemnitees), pursuant to which, among other things, the Company has obligated itself to indemnify, provide advances of costs and expenses and Interval Protection (as defined in Section 3(b) hereof) to each Indemnitee in connection with investigations, actions, suits or other proceedings to which he or she is made or threatened to be made a party by reason of holding any of the above mentioned positions or by reason of anything done or not done by him or her in any such capacity and, under certain circumstances, in connection with preparing to serve or serving as a witness; and

WHEREAS, the Indemnification Agreements require the Company to establish, and initially to fund in an amount of not less than $5,000,000, a trust for the benefit of the Indemnitees to provide some assurance of payment of any amounts to which the Indemnitees are entitled under the Indemnification Agreements in the event, for any reason, the
Company shall fail to make such payments; and

WHEREAS, this Trust Agreement is intended to implement the provisions of the Indemnification Agreements relating to the trust required to be established under such agreements;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto agree as follows:

1.Deposit of Trust Funds. (a) Simultaneously with the execution and delivery of this Trust Agreement, the Company is depositing with the Trustee, to be held in trust pursuant to this Trust Agreement, the sum of $5,000,000 in immediately available funds. Notwithstanding the foregoing, in the event that at any time there are insufficient funds in the Indemnification Trust Fund (as defined in Section 2 hereof) to satisfy all amounts then payable or reimbursable therefrom, the Trustee shall promptly give notice to the Company and each Indemnitee as to the amount of such deficiency and the Company shall, no later than three Business Days (as defined in Section 9(e) hereof) after receipt of notice thereof, deposit in the Indemnification Trust Fund the full amount of such deficiency in immediately available funds.

(b) Without limiting Section 1(a) hereof,during the period that funds are held by the Trustee in the Indemnification Trust Fund pursuant to the terms of this Trust Agreement, the Company shall (i) from time to time (but not less frequently than annually prior to the end of the Company’s first fiscal quarter until such time, if ever, as any of the events described in clauses (i) through (iv) of Section 3(a) hereof shall occur, and thereafter quarterly prior to the end of each fiscal quarter of the Company) determine in good faith the amount of additional funds, if any, that shall be deposited by the Company in the Indemnification Trust Fund in order to ensure that the funds held in the Indemnification Trust Fund are sufficient to carry out the intent of, and fully satisfy the Company’s obligations under, the Indemnification Agreements and this Trust Agreement and (ii) promptly deliver notice to the Trustee and the Representatives (as defined in Section 4(a) hereof) of its determination, together with a brief explanation of the basis therefor and any computation thereof. Such determination shall take into account, among other things, any increase in the number of Indemnitees, the Company’s financial condition, general economic and business conditions, inflationary increases contemplated by Section 1(c) hereof all pending and threatened investigations, actions, suits and proceedings in respect of which indemnification, expense advancement or Interval Protection has been or are anticipated to be made under all the Indemnification Agreements and the expenses and other amounts, if any, then due or anticipated to become due pursuant to the provisions of this Trust Agreement. If the amount then held in the Indemnification Trust Fund is less than the amount determined as aforesaid, the Company shall, simultaneously with the delivery of the notice as aforesaid, deposit in the Indemnification Trust Fund immediately available funds equal to the necessary additional funds determined as aforesaid, which shall thereafter become and be held as part of the Indemnification Trust Fund in accordance with the terms of this Trust Agreement. Notwithstanding the foregoing provisions of this Section 1(b), and because of the necessarily uncertain nature of litigation and the expenses and costs (including attorneys’ fees and disbursements) likely to be incurred by or on behalf of the Indemnitees in connection therewith, the Company agrees promptly to deposit from time to time such additional funds in the Indemnification Trust Fund as may be necessary so that the amount held therein (at the most recent market value determined pursuant to Section 1(e) hereof) shall never be less than the most recently determined Adjusted Minimum Amount (as defined in Section 1(c) hereof). Without limiting the foregoing, the Company shall have the right to make such additional deposits into the Indemnification Trust Fund in immediately available funds as may appear to be necessary or desirable to further the purposes of this Trust Agreement in light of relevant circumstances.    In addition to the foregoing the Company may by written notice to the Trustee instruct the Trustee, for such period of time as the Company shall designate, to accumulate, as an addition to the Indemnification Trust Fund, any Interest Income (as defined in Section 2 hereof) that would otherwise be payable to the Company pursuant to this Trust Agreement.

(c) Without limiting Section 1(a) and (b) hereof, during the period that funds are held by the Trustee in the Indemnification Trust Fund, the Company shall annually prior to the end of the Company’s first fiscal quarter (i) determine in good faith the product of (A) the Adjusted Minimum Amount multiplied by (B) the annual percentage increase in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the U.S. Department of Labor for the immediately preceding calendar year (“Inflation Percentage")(or if such index is discontinued, the nearest generally recognized equivalent thereof), (ii) deliver notice to the Trustee and the Representatives of its determination, together with a brief explanation of the basis therefor and any computation thereof and (iii) deposit in the Indemnification Trust Fund immediately available funds equal to the product determined pursuant to the foregoing clause (i). The "Adjusted Minimum Amount" as used herein shall initially be $5,000,000; after the determination required to be made prior to the end of the Company’s first fiscal quarter of 1987, shall mean $5,000,000 increased by the product of (x) $5,000, 000 multiplied by (y) the Inflation Percentage for 1986; and thereafter shall mean the amount determined prior to the end of the Company’s first fiscal quarter of each fiscal year by similarly adding to the Adjusted Minimum Amount determined prior to the end of the

Company’s first fiscal quarter of the immediately preceding fiscal year the product of (1) such previously determined Adjusted Minimum Amount multiplied by (2) the Inflation Percentage for the most recently completed calendar year; provided that if the Inflation Percentage for any calendar year is a negative number, no amount shall be subtracted from the Adjusted Minimum Amount then in effect.

(d) Upon request from the Trustee or any Representative, the Company shall furnish to the Trustee and the Representatives any additional information or documentation relating to a determination pursuant to Section 1(b) or 1(c) hereof which is reasonably available to (or may reasonably be prepared or obtained by) the Company.

(e) During the period that funds are held by the Trustee in the Indemnification Trust Fund, the Trustee shall deliver reports at, or shortly after, the end of each fiscal quarter of the Trust, to the Company and all the Indemnitees specifying the market value of investments then included in the Indemnification Trust Fund and the manner in which such funds are invested.

(f) It is the intent of the parties hereto that the Trust will be treated as a grantor trust for federal and state income tax purposes. The Trustee shall prepare or cause to be prepared for and filed on behalf of the Trust all income tax returns and governmental reports required by law.

Pursuant to Section 671 of the Internal Revenue Code of 1954, as amended, the Company shall include in the calculation of its consolidated taxable income and consolidated federal income tax liability or that of its parent, if any, all items of income, deduction and credit attributable to the investment, accumulation, and distribution of corpus or income of the Trust. The fiscal year and fiscal quarters of the Trust for all purposes shall be the same as that of the Company.

(g) The Trust created hereby is irrevocable. Neither this Section 1 nor any other provision of this Trust Agreement shall authorize the Company to make any reduction in or withdrawal from the Indemnification Trust Fund prior to termination of the Trust in accordance with the provisions of this Trust Agreement.

2. Permitted Investments. Subject to the provisions of this Trust Agreement, the Trustee shall, as the Trustee in its sole and exclusive discretion shall determine, upon receipt of funds pursuant hereto and thereafter as long as any funds are held by it hereunder invest and reinvest the funds delivered to it, and all interest accumulated and income earned thereon and proceeds therefrom which are not required to be paid over to the Company as provided by Section 3(a) hereof, in accordance with the limitations hereinafter set forth (“Investment Guidelines"). The Company may from time to time make specific investment recommendations to the Trustee consistent with the Investment Guidelines, but the Trustee shall not be bound by such recommendations and shall not be liable to any party hereto or to any other person for any exercise of, or failure to exercise, its investment discretion. The funds delivered to the Trustee, and interest or income thereon and proceeds therefrom (i) shall only be invested in (A) debt obligations issued or guaranteed by, and bearing the full faith and credit as to the repayment in full of principal and payment of interest of, the United States of America, maturing not later than one year from the date of acquisition by the Trust, (B) direct obligations of any state maturing not later than one year from the date of acquisition by the Trust, provided that such investments shall not at the time of investment therein constitute more than 20% of the market value of all assets then held in the Trust (as reasonably determined by the Trustee),(C) commercial paper rated both A-1 and P-1 (or an equivalent investment grade credit rating by at least two nationally recognized credit rating agencies), (D) certificates of deposit, banker’s acceptances or time or interest bearing demand deposits of any of the 50 largest United States commercial banks or the 15 largest federally insured savings and loan institutions, in each case chartered and supervised by the United States or any state, having a rating of "B" or better by Keefe Bruyette & Woods Inc. (or a comparable investment grade rating which may hereafter be utilized by said agency or a comparable rating agency recognized as such in the banking industry), which time deposits may be either those offered within the United States or by any such bank’s European or Carribean branches, provided that such time deposits at such branches outside the United States (l) shall not, at the time an investment therein is made, exceed 20% of the market value of all assets then held in the Trust (as reasonably determined by the Trustee) and (2) shall be denominated in U.S. dollars and (E) in respect of not more than $250,000 in the aggregate, shares of, or other comparable interests in, money market mutual funds (including any such fund maintained or sponsored by the Trustee), (ii) shall not be invested in any security, instrument or obligation issued or guaranteed by the Company or any affiliate thereof or to which the credit of any thereof is pledged (provided that investments in commingled funds pursuant to clause (i)(E) of this Section 2 shall be deemed to comply with this clause (ii) if the securities, instruments or obligations issued or guaranteed by the Company or any affiliate thereof or to which the credit of any thereof is pledged do not exceed 10% of the market value of all assets held in such commingled fund at the time of investment in such commingled fund) and (iii) except in the case of investments described in clause (i)(A) of this Section 2, not more than 10% of the market value of all assets held in the Trust (as reasonably determined by the Trustee) shall, at the time of investment therein, be invested in the securities of any single issuer or with any single bank or savings and loan institution, provided that (x) in the sole discretion of the Trustee any or all of the Trust’s assets may be placed in one or more money market mutual funds or equivalent vehicles investing solely in securities described in clause (i) (A) of this Section 2 if liquidity is required for an imminent distribution to one or more Indemnitees and (y) the Company, in its sole discretion, may substitute for all or any portion of the investments of the Trust, obligations described in clause (i) (A) of this Section 2 of at least equivalent value, as determined by the Trustee, as compared with the investments for which such obligations are substituted.    Subject to the foregoing provisions of this Section 2, the Trustee shall use its best efforts to invest such funds, interest and income in a manner so that such funds as may be reasonably anticipated to be necessary shall be readily available for distribution in accordance with the provisions of this

Trust Agreement. The Trustee shall hold any funds delivered to it pursuant to this Trust Agreement, together with all interest accumulated and income earned thereon and proceeds therefrom (together, the "Indemnification Trust Fund"), in trust upon the terms and conditions set forth in this Trust Agreement. For purposes of this Trust Agreement, any interest income earned on any investment made by the Trust (including, without limitation, amounts, if any, attributable to the amortization of original issue discount) but not any capital appreciation on any such investment shall be "Interest Income".

3.Distribution of Funds from the Indemnification Trust Fund. The Trustee shall deliver funds from the Indemnification Trust Fund, as follows:

(a) Prior to such times, if ever, as (i) a claim for payment out of the Indemnification Trust Fund shall be made in accordance with Section 3(b) or 4(g) hereof, or (ii) the Company shall fail to make a deposit required pursuant to the second sentence of Section 1(a) or to Section 1(b) or 1 (c) hereof, or (iii) an event described in Section 4 (b) hereof shall have occurred or (iv) the Representatives shall have given an instruction to the Trustee pursuant to Section 4(c) hereof, and at such time thereafter, if ever, as the Representatives shall so instruct the Trustee pursuant to Section 4 (d) hereof (which instruction shall be applicable only to Interest Income accrued thereafter), all Interest Income shall be paid to the Company in accordance with Section 3(g) hereof within 30 days after the end of each fiscal quarter, unless the Company shall instruct the Trustee pursuant to Section 1(b) hereof to accumulate Interest Income as an addition to the Indemnification Trust Fund.
(b)    In the event that any Indemnitee who shall request a payment from the Company for indemnification or an advance or Interval Protection pursuant to an Indemnification Agreement shall not receive such payment or Interval Protection from the Company within the period specified by the Indemnification Agreement, such Indemnitee may deliver to the Trustee (with no consent of or other action by the Company or by any other Indemnitee or final judicial determination or determination in arbitration of the right of such Indemnitee to such payment pursuant to the Indemnification Agreement required) a notice ("Indemnification Claim") signed by him or her (i) stating under oath (A) that the Indemnitee is entitled to such indemnification or advance or Interval Protection, as the case may be, pursuant to an Indemnification Agreement and has requested the same pursuant to such Indemnification Agreement, (B) that the Company has failed to provide such indemnification or advance or Interval Protection, as the case may be, in accordance with the terms of such Indemnification Agreement and Indemnitee has not received payment of any amount requested in the Indemnification Claim under any directors and officers liability insurance policy maintained by the Company and (C) the amount of such indemnification or advance or Interval Protection, as the case may be, which has not been paid by the Company, together with reasonable evidence of the costs, expenses, judgments, penalties, fines, amounts in settlement or other liabilities in respect of which payment is sought, or, in the case of Interval Protection, a statement of the means by which such protect ion is being sought and reasonable evidence of the cost thereof, and (ii) undertaking to repay to the Trust, within 90 days after receipt of an itemized written statement therefor from the Trustee or the Representatives, any payment (or the applicable portion thereof) made by the Trustee to or at the request of such Indemnitee if (x) it is ultimately determined pursuant to the Indemnification Agreement (by the applicable standard for a determination thereunder which relates to the payment which had been sought pursuant to the Indemnification Agreement) that Indemnitee is not entitled to indemnification with respect to the proceeding to which such request relates or (y) Indemnitee has received such payment from the Company or pursuant to any directors and officers liability insurance policy maintained by the Company. The Trustee shall give written notice of the receipt of any Indemnification Claim, together with a copy thereof and an estimate of the balance which would remain in the Indemnification Trust Fund after payment of such Indemnification Claim, to the Company and to all the Indemnitees within two Business Days after receipt of such Indemnification Claim, but failure by the Trustee to give such notice shall not affect its absolute obligation to make timely payment of the Indemnification Claim. Subject to Section 3 (f) hereof, the Trustee shall, on the thirtieth day (or if such day is not a Business Day, the first Business Day thereafter) after its receipt of any Indemnification Claim, deliver to the Indemnitee who made such Indemnification Claim, in cash or cash equivalents, the amount claimed to be owed to such Indemnitee in such Indemnification Claim. Upon request, an Indemnitee shall furnish to the Trustee and to the Company any documentation reasonably requested by the Trustee or the Company to evidence any costs, expenses, judgments, penalties, fines, amounts in settlement or other liabilities in respect of which such Indemnitee shall have submitted an Indemnification Claim. For purposes of this Trust Agreement, the term " Interval Protection" shall mean such amounts as may be required to be paid by the Company pursuant to an Indemnification Agreement, pending a final determination of an Indemnitee’s entitlement to indemnification (and, if such Indemnitee is so entitled, the payment thereof), in order to avoid such Indemnitee’s being or becoming in default with respect to any judgments, penalties, fines or any other amounts for which such Indemnitee may be liable and as to which such Indemnitee has requested indemnification. The Company agrees to give the Trustee and the Representatives prompt written notice of any determination pursuant to an Indemnification Agreement that an Indemnitee who has submitted an Indemnification Claim is not entitled to indemnification with respect thereto or has received payment thereof from the Company or pursuant to any directors and officers liability insurance policy maintained by the Company.

(c)     In the event that on any day on which payment on an Indemnification Claim is required to be made to an Indemnitee pursuant to the third sentence of Section 3(b) hereof ("Payment Date"), the Trustee is in possession of outstanding Indemnification Claims from more than one Indemnitee (whether or not payment of all such Indemnification Claims would then be required to be made pursuant to such third sentence of Section 3 (b) hereof) and sufficient funds are not available in the Indemnification Trust Fund to satisfy, in accordance with the provisions of this Trust Agreement (provided that the aforesaid determination of sufficiency shall be made as if all Indemnification

Claims in the possession of the Trustee were required to be paid on the date that the first payment on account of any of such Indemnification Claims is required to be made), all such Indemnification Claims, then, subject to Section 3(f) hereof, each such Indemnitee shall be entitled on the date payment is required to be made on account of his or her Indemnification Claim to receive payment from the Trustee of his or her pro rata share of the amount which he or she has sought by means of such Indemnification Claim based on the ratio, on the Payment Date with respect to such Indemnitee, of the total amount then available in the Indemnification Trust Fund for such payments to the aggregate amount sought pursuant to all such unpaid Indemnification Claims, provided that any unpaid amount sought pursuant to an Indemnification Claim submitted at any time by any Indemnitee shall continue to be owed, an shall be paid (subject to Section 3(f) hereof) to each Indemnitee then eligible for payment of an Indemnification Claim in accordance with the provisions of this Section 3(c), on a pro rata basis, if necessary, promptly following the deposit by the Company of additional funds to the Indemnification Trust Fund.

(d) Subject to Section 8 hereof and to an Indemnitee’s obligation to repay to the Trust pursuant to his or her undertaking set forth in Section 3 (b) hereof, the rights of the Indemnitees to demand and receive payment from the Indemnification Trust Fund in accordance herewith shall not be affected or diminished in any way by the existence of any dispute about any Indemnitee’s entitlement thereto, and the Trustee shall be entitled to rely solely upon any Indemnification Claim given by an Indemnitee in compliance with this Trust Agreement in making payments from the Indemnification Trust Fund. In the event that any Indemnitee shall become involved in a litigation or other proceeding involving his or her rights under this Trust Agreement, such Indemnitee shall, within 30 days after written request to the Trustee therefor (enclosing reasonable evidence of the costs and expenses incurred), and unless there is a specific judicial finding that the claims asserted by such Indemnitee in such suit were frivolous, be indemnified from the Indemnification Trust Fund against all costs and expenses (including attorneys’ fees and disbursements) incurred by such Indemnitee in connection therewith, and the amount so requested shall be treated as an Indemnification Claim for purposes of Section 3(c) hereof. Subject to Section 8 hereof, all payments to Indemnitees out of the Indemnification Trust Fund shall be made notwithstanding any notice or demand by or on behalf of the Company that payment should not be made, whether based on the Company’s claim that any Indemnitee is not entitled to some or all of the amount of any payment or otherwise, and the Trustee shall have no responsibility or liability to the Company or any other person for making any such payment despite having received any such notice or demand by or on behalf of the Company.

(e) Any Indemnitee may retain his or her own counsel or may incur expenses not shared in common with the other Indemnitees in connection with any investigation, action, suit or proceeding in respect of which a payment may be required under any Indemnification Agreement. Such event, however, shall not affect the right of such Indemnitee to receive monies from the Indemnification Trust Fund in accordance herewith to pay for such expenses.

(f)    In the event that there are insufficient funds in the Indemnification Trust Fund to satisfy all amounts then payable or reimbursable from the Indemnification Trust Fund, payment to the following classes of persons under the several circumstances set forth in this Trust Agreement shall be made to such classes (on a pro rata basis, if necessary), with no payment to be made to the next class unless all necessary payments have been made to the prior class, in the following order of priority:    (i) the Trustee, (ii) any counsel or experts retained pursuant to this Trust Agreement, (iii) the Representatives and (iv) the Indemnitees. Notwithstanding the foregoing, it is understood that it is an irrevocable and unconditional obligation of the Company, among other things, to make such deposits to the Indemnification Trust Fund as may be necessary to pay in full all amounts required or permitted to be paid therefrom at the time such payment is due. Upon termination of the Trust in accordance with Section 7 hereof, the Trustee shall, subject to the prior payment of all claims entitled to be paid in accordance with the aforesaid priority pursuant to this Trust Agreement, promptly, and in any event within five Business Days thereafter, pay to the Company all amounts, if any, then remaining in the Indemnification Trust Fund, provided, however, that, if the Trust shall have terminated pursuant to the third sentence of Section 7 hereof prior to the termination of all Indemnification Agreements and the Company shall not have certified in writing to the Trustee that a new trust, on substantially the same terms as the Trust, has been established as provided by Section 8 of the Indemnification Agreements, then the Trustee shall give notice thereof to all the Indemnitees and shall hold all funds which would otherwise be paid to the Company upon termination of the Trust in escrow, investing them as provided by this Trust Agreement in respect of assets of the Indemnification Trust Fund, until a final judicial determination shall be made as to the disposition thereof, provided further that, if no proceeding for such determination is commenced by an Indemnitee or the Company

(and notice thereof given to the Trustee) within 180 days after such termination of the Trust, such funds shall be paid to the Company, but such payment shall not relieve the Company of any of its obligations under the Indemnification Agreements.

(g) All payments required to be made to the Company in accordance with the provisions of this Trust Agreement shall be made to the Company in next day funds in accordance with the payment instructions set forth in Exhibit A attached hereto. The Company may from time to time change such payment instructions by giving notice thereof to the Trustee; provided, however, that such payment instructions shall be reasonably acceptable to the Trustee.

4. Representatives of the Indemnitees; Challenges to Indemnification Claims or Trust Fund Deposits.

(a) The four individuals named on Exhibit B attached hereto shall be the initial representatives of the Indemnitees ("Representatives") and, as such, shall have the responsibilities and authority conferred by this Trust Agreement upon the Representatives. The Representatives shall choose a chairman and vice chairman from among themselves for the purposes of calling and conducting meetings of Representatives or of all Indemnitees, in the discretion of such chairman or vice chairman as the case may be. Any Representative may resign, at any time and for any reason, upon written notice thereof to the Trustee. In the event of the resignation, death, disability or incapacity of a Representative, a successor Representative shall be appointed by a majority of the remaining Representatives (or if there is only a single remaining Representative, by such Representative), or if there are no remaining Representatives, by a majority of the Indemnitees or, if the Indemnitees fail to appoint, or appoint less than, four Representatives within thirty days after there cease to be any Representatives, the Trustee shall appoint one or more successor Representatives from among the Indemnitees, so that there shall again be four Representatives. The Representative or Representatives or Indemnitees who appoint a successor Representative shall give prompt notice thereof to the Trustee.    In addition, a majority of the Indemnitees, by written instructions to such effect delivered to the Trustee, may at any time remove any Representative or Representatives and designate a replacement or successor Representative or Representatives. If a successor Representative has not been appointed or has not accepted such appointment within 45 days after the resignation, death, disability or incapacity of a Representative, any Indemnitee may apply to a court of competent jurisdiction for the appointment of a successor Representative, and the costs and expenses (including attorneys’ fees) which are incurred in connection with such a proceeding shall be paid out of the Indemnification Trust Fund.    Promptly after being notified thereof, the Trustee shall give written notice to the Company and all Indemnitees of the resignation, death, disability or incapacity of any Representative, or the appointment of any successor Representative. The Trustee and the Company shall be entitled to rely solely on the original appointment of the Representatives, as contained herein, unless the Trustee appoints or is notified in writing of the appointment of a successor Representative or successor Representatives in accordance with the procedures specified in this Trust Agreement. Unless otherwise specified herein, any action required or permitted to be taken hereunder by the Representatives may be taken by a majority of the Representatives then serving.

(b) In the event that (i) any action, suit or proceeding challenging the validity or enforceability of any provision of this Trust Agreement or the payment out of the Indemnification Trust Fund of any Indemnification Claim shall be commenced, or (ii) the Company, for any reason, shall fail to determine the amount of additional funds, if any, which shall be deposited into the Indemnification Trust Fund in accordance with Section 1 (b) or 1 (c) hereof or shall fail to deposit into the Indemnification Trust Fund any amount it is required to deposit in accordance with the second sentence of Section 1(a) or Section 1(b) (including the penultimate sentence thereof) or 1(c) hereof, or (iii) the Company shall fail to comply with any other provisions of this Trust Agreement, the Trustee shall (if the Trustee has knowledge thereof) promptly give written notice thereof to all the Indemnitees and, upon request of any Representative, shall provide to all the Indemnitees such additional information as may be in its possession or reasonably available to it with respect to such event. Whether after notice from the Trustee or otherwise, the Representatives shall have the right to retain, or to request the Trustee to retain, legal counsel (which, if retained by the Trustee, shall be reasonably satisfactory to the Representatives) to represent the interests of the Indemnitees under this Trust Agreement in such action, suit or proceeding or to commence and prosecute an appropriate action to enforce the rights of the Trust under this Trust Agreement. All expenses incurred in connection with any such action, suit or proceeding shall be paid out of the Indemnification Trust Fund.

(c)    If upon receipt from the Company of notice of an additional payment determination pursuant to Section 1(b) or 1(c) hereof, together with an explanation of the basis therefor and the computation thereof, the Representatives, in their sole discretion, conclude that any such determination or the material furnished in support thereof is inadequate on its face, the Representatives may give written instructions to the Trustee to, and the Trustee then shall, (i) request from the Company additional information or documentation to be furnished to the Trustee and the Representatives regarding such determination or computation, (ii) retain appropriate experts to review such determination or supporting information if the Trustee or the Representatives, in their sole discretion, shall deem such action to be necessary or appropriate and (iii) thereafter, if the Trustee or the Representatives, in their sole discretion, shall deem such action to be necessary or appropriate, retain legal counsel reasonably satisfactory to the Representatives to challenge such determination (and seek from the Company additional deposits pursuant to Section 1(b) or 1(c) hereof). All expenses incurred in connection with such expert and legal services and any action, suit or proceeding brought upon advice of counsel as a result thereof shall be paid out of the Indemnification Trust Fund.

(d) At any time Interest Income is required to accumulate in the Indemnification Trust Fund in accordance with Section 3(a) hereof, the Representatives, in their discretion, may, subject to the provisions of the immediately succeeding sentence, by notice to the Trustee, with a copy thereof to the Company, instruct the Trustee to make payment of all Interest Income accruing thereafter to the Company as otherwise contemplated by Section 3(a) hereof; provided, however, that if any of the events described in clauses (i) through (iv) of Section 3(a) hereof shall again take place subsequent to the giving of such notice, Interest Income shall again be required to accumulate in the Indemnification Trust Fund until such time, if any, that the Representatives shall thereafter otherwise instruct (subject to the requirements of this proviso). Notwithstanding the foregoing sentence, the Representatives shall not instruct the Trustee to make payments of Interest Income to the Company unless the Representatives shall have determined that the funds held in the Indemnification Trust Fund are sufficient to carry out the intent of, and fully satisfy the Company’s obligations under, the Indemnification Agreements and this Trust Agreement. Such determination shall take into account, among other things, all matters contemplated by Section 1(b) of this Trust Agreement.

(e) In consideration for their services hereunder to the beneficiaries hereof, each Representative shall be paid by the Company an annual fee of $5,000 (payable monthly in arrears for each full or partial month of service as a Representative), plus $600 for attendance at each meeting (whether by presence in person or by means of conference telephone or similar communications equipment) of Representatives regarding any matter relating to this Trust Agreement, and shall be reimbursed for expenses of meeting attendance.

(f) No Representative shall be liable for any action taken or omitted to be taken by him or her in good faith and believed by him or her to be authorized pursuant to this Trust Agreement or within the rights or powers conferred upon him or her under this Trust Agreement or under applicable law, or taken or omitted by him or her in reasonable reliance upon the advice of counsel (which counsel may be of the Representative’s own choosing), or in conferring or omitting to confer with the Indemnitees and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless directly caused by willful misconduct. A Representative shall have no responsibility for the accuracy or reliability of the contents of any writing contemplated herein and may rely without any liability upon the contents thereof.

(g) As set forth in the Indemnification Agreements, the Company has agreed to indemnify each Representative against any and all costs, expenses, judgments, penalties, fines and amounts in settlement arising as a result of or in connection with, any act or omission by him or her under or related to this Trust Agreement, except for any of the foregoing as to which there has been a final judicial determination that such amounts were incurred by the Representative as a direct result of his or her own willful misconduct, and to provide advances of expenses and Interval Protection. If the Company shall fail to pay or reimburse a Representative pursuant to the aforesaid covenant to indemnify or to provide advances of expenses or Interval Protection, or if the Company shall fail to pay a Representative any fees or expenses pursuant to Section 4(e) hereof, the Representative shall, subject to Section 3(f) hereof, be entitled, in the same manner as for an Indemnification Claim, to payment and reimbursement out of the Indemnification Trust Fund, and the rights of the Company and the Indemnitees to receive any payment out of the Indemnification Trust Fund shall be subordinated to the right of such Representative hereunder to receive such payment in the event funds available in the Indemnification Trust Fund are insufficient to make all such payments.

5.     Concerning the Trustee.
(a) Simultaneously with the execution and delivery of this Trust Agreement, the Trustee is being paid a mutually agreeable initial fee in respect of its services as Trustee and thereafter shall be paid, not less often than annually, by the Company, just and reasonable compensation for its services rendered and/or time expended in connection with the Trust (including but not limited to time expended by the Trustee in connection with any litigation or proceeding to which the Trustee may be made a party), as initially agreed upon by the Trustee and the Company prior to the execution and delivery of this Trust Agreement and as subsequently from time to time agreed upon by the Company and the Trustee or, if no such agreement can be reached, as may be ordered by any court of competent jurisdiction. The Trustee shall also be reimbursed by the Company for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the performance of its duties hereunder. If the Company shall fail to pay or reimburse the Trustee as aforesaid within 10 Business Days after receipt of a statement from the Trustee, the Trustee shall be entitled to payment and reimbursement out of the Indemnification Trust Fund and the rights of any counsel or experts, the Representatives, the Indemnitees and the Company to receive any payment from the Indemnification Trust Fund shall be subordinated to the right of the Trustee to receive such payment hereunder in the event that the funds in the Indemnification Trust Fund are insufficient to make all such payments.

(b) Notwithstanding anything in this Trust Agreement to the contrary, the Trustee shall not be required to make any distribution hereunder except out of the Indemnification Trust Fund as constituted at the time of such distribution or to solicit the deposit of any funds into the Indemnification Trust Fund.

(c) The Company and the Indemnitees shall have the right at any time upon written consent by the Company and two-thirds of the Indemnitees to substitute a new Trustee by giving written notice thereof to the Trustee then acting; provided that any Trustee hereunder shall be a bank in the United States having a capital and surplus of at least $500 million as shown in its most recently published financial statements.

(d) The Trustee reserves the right to resign at any time by giving 30 days prior written notice thereof to the Company and the Representatives of such resignation, specifying the effective date thereof. If the Trustee resigns or is unable to serve for any reason (including ceasing to meet the requirement set forth in the proviso to Section 5(c) hereof), then, within 30 days thereafter, the Company shall appoint a successor Trustee who is satisfactory to the Representatives and give written notice to each Indemnitee of the name and address of the principal corporate trust office of such successor Trustee. The Trustee shall thereupon promptly deliver, in trust, the property then held hereunder (plus, if applicable, any as yet unearned prepaid fees), less the Trustee’s reasonable costs and expenses and, if applicable, the Trustee’s unpaid fees, to the successor Trustee.    If a successor Trustee has not been appointed or has not accepted such appointment by such date, either the Representatives or a majority of the Indemnitees may appoint a successor Trustee or any Indemnitee may petition any court of competent jurisdiction to appoint a successor Trustee, and the incumbent Trustee’s sole responsibility until such time as a successor Trustee has been so appointed shall be to keep safely all property then held by it by continuing to invest the Indemnification Trust Fund in accordance with Section 2 hereof and thereafter promptly to deliver the same to a bank designated in writing by the Representatives or a majority of the Indemnitees or to a person or entity designated pursuant to order of a court of competent jurisdiction and the reasonable costs, expenses and attorneys’ fees which are incurred in connection with such proceeding shall be paid out of the Indemnification Trust Fund. A successor Trustee appointed pursuant to the foregoing sentence shall promptly give written notice thereof (including the address of its principal corporate trust office) to the Company and to each Indemnitee.

(e) The Trustee undertakes to perform only such duties as are specifically set forth herein and may conclusively rely, and shall be protected, in acting or refraining from acting on any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Trustee shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof.

(f) The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder or under applicable law, or taken or omitted by it in reasonable reliance upon the advice of counsel (which counsel may be of the Trustee’s own choosing, provided that such counsel in the particular matter to be so relied upon is reasonably satisfactory to the Representatives), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

(g) The Company agrees to indemnify the Trustee and hold it harmless against any and all liabilities, losses, claims and damages of any nature whatsoever arising as a result of or in connection with, any act or omission by it related hereto or otherwise incurred by it hereunder, except for liabilities, losses, claims and damages incurred by the Trustee resulting from its own willful misconduct or gross negligence. If the Company shall fail to pay or reimburse the Trustee pursuant to the aforesaid covenant to indemnify, the Trustee shall be entitled to payment and reimbursement out of the Indemnification Trust Fund and the rights of any counsel or experts, the Representatives, the Indemnitees and the Company to receive any payment out of the Indemnification Trust Fund shall be subordinated to the right of the Trustee hereunder to receive such indemnification payment in the event that the funds in the Indemnification Trust Fund are insufficient to make all such payments.

(h) Except as otherwise required by law, no Trustee or successor Trustee shall be required to obtain or post a bond or any other security in connection with the performance of its services hereunder.

6. Change in Control.
(a) For purposes of this Trust Agreement, "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form)

promulgated under the Securities Exchange Act of 1934 ("Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if (i) any person" (as such term is used in Sections 13 (d) and 14 (d) of the Act, but excluding any employee benefit plan or employee stock plan of the Company or any subsidiary of the Company, or any entity organized, appointed, established or holding securities of the Company with voting power for or pursuant to the terms of any such plan) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors of the Company in office immediately prior to such person attaining such interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b) Within three Business Days after a Change in Control, the Company shall deliver notice thereof to the Trustee and all of the Indemnitees.

(c) No person who signs an Indemnification Agreement with the Company (or any successor thereto) after a Change in Control shall have any rights or be entitled to any benefits under this Trust Agreement.

7. Termination of the Trust.
The Trust shall terminate upon the termination of all Indemnification Agreements and the receipt by the Trustee of notice thereof from the Company and the Representatives and such other information as the Trustee may reasonably request to evidence or confirm the termination of all Indemnification Agreements. The Trust may also be terminated upon the execution and delivery to the Trustee of a unanimous written consent of all the Indemnitees to such effect. Notwithstanding the foregoing provisions of this Section 7, the Trust and this Trust Agreement shall terminate 21 years less one day after the death of the last survivor of all the descendants of any persons who, on July 29, 1986, are directors or senior officers (Chairman of the
Board, Vice Chairman of the Board, President of JCPenney Stores and Catalog, Executive Vice Presidents and Senior Vice Presidents) of the Company (all of the foregoing of which are set forth on Exhibit C hereto) and who are living on the date of this Trust Agreement; provided, however, that, if there has been any change in the law applicable to the Trust (including any legislation) that would permit the Trust to continue beyond such time, then the Trust shall not terminate at such time but shall continue, upon all of the terms provided by this Trust Agreement, until such time as continuation of the Trust shall, under applicable law, cease to be valid or the earlier termination of the Trust pursuant to the first or second sentence of this Section 7 . Upon termination, all amounts, if any, then remaining in the Indemnification Trust Fund shall be distributed as provided in Section 3 (f) hereof.

8. Suspension of Payment on Indemnification Claims.
Notwithstanding any other provision of this Trust Agreement, the Trustee may suspend payment on any

Indemnification Claim, or any other distribution out of the Indemnification Trust Fund contemplated by this Trust Agreement, and shall be excused from making such distribution in accordance herewith, during any period (a) during which any court or administrative order or decree is in effect prohibiting such payment, even if such order or decree shall subsequently be reversed or vacated or held unlawful, or (b) any action, suit or proceeding challenging payment on an Indemnification Claim or other distribution from the Indemnification Trust Fund shall have been commenced and prior to the final disposition thereof, and during which the Trustee, upon advice of counsel, shall have reasonably determined that payment thereof might expose the Trustee to personal liability.

9. Miscellaneous.

(a) This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. For any litigation arising out of or relating to this Trust Agreement, the parties hereto consent to the exclusive personal jurisdiction and venue of the courts of the State of New York and the federal courts of the United States of America sitting in the State of New York and hereby stipulate to the convenience of any such forum.

(b) The names and addresses of all Indemnitees as of the date hereof have been set forth by the Company on Exhibit C hereto. Within three Business Days after each execution by the Company of an Indemnification Agreement with an additional Indemnitee, the Company shall give the Trustee and the Representatives written notice of the name and address of such Indemnitee, but the Company’s failure to provide such notice shall not adversely affect the rights of any such additional Indemnitee hereunder.

(c)     This Trust Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, personal and legal representatives, successors and assigns of the Company, the Trustee, any successor Trustee, each Representative and each Indemnitee.

(d)     No amendment to this Trust Agreement shall be effective unless such amendment is in writing and signed by the Company, the Trustee (or the then successor Trustee) and consented to in writing by each Indemnitee, provided that the Company and such Trustee may, (i) without the consent of any Representative or Indemnitee, execute an amendment hereto to increase the fees payable to the Representatives pursuant to Section 4(e) hereof, and (ii) upon the written consent of either a majority of the Representatives then serving or a majority of the Indemnitees, execute an amendment hereto (A) to add to the covenants of the Company, for the benefit of the

Indemnitees, or to surrender any right or power herein conferred upon the Company or (B) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein, provided further that such action set forth in the foregoing clause (ii) shall not adversely affect the interest of any Indemnitee.

(e) For purposes hereof, a Business Day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are not required to be open for business.

(f) Section headings contained in this Trust Agreement have been inserted for reference purposes only and shall not affect the meaning or construction of this Trust Agreement.

(g) For the convenience of the parties, any number of counterparts of this Trust Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

(h) In case any provision or provisions of this Trust Agreement shall be held to be invalid, illegal or unenforceable under any particular circumstances or for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Trust Agreement

(including, without limitation, all other portions of any Section, paragraph or clause of this Trust Agreement that contains any provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable), or the validity, legality or enforceability under any other circumstances shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible consistent with applicable law, the provisions of this Trust Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Trust Agreement that contains any such provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be deemed revised, and shall be construed so as to give effect to the intent manifested by this Trust Agreement.

(i) All notices, requests, demands, determinations, instructions, and other communications hereunder shall be in writing, if given by the Company shall be given by an officer or assistant officer of the Company (or by a person previously authorized in writing to do so by an officer or assistant officer of the Company), and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid:

if to the Company, to:
J. C. Penney Company, Inc.
1301 Avenue of the Americas
New York, New York 10019
Attn: General Counsel;

if to any Indemnitees, to the address thereof set forth next to his or her name on Exhibit C attached hereto or provided by the Company pursuant to Section 9 (b) hereof;

and if to the Trustee, to:

Chemical Bank, Trustee
30 Rockefeller Plaza, 60th Floor
New York, New York 10112
Attn:    Trust Administration Department;

and if to a successor Trustee, to the address of the principal corporate trust office thereof; or to such other address as the persons to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notices of changes of address shall be effective only upon receipt. A notice given in accordance with the previous sentence shall be deemed to have been duly given upon delivery thereof with receipt acknowledged or, except where receipt is expressly required by the terms hereof, five Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested, and properly addressed.

(j) Prior to the making of any distribution as provided in this Trust Agreement, neither any Indemnitee,

the Company, nor any creditor of any of them shall have any right to anticipate or otherwise assert a claim against the Indemnification Trust Fund or any interest therein or income or interest thereon. No benefit or interest available under this Trust Agreement shall be subject to assignment, attachment or alienation, whether voluntary or involuntary.

IN WITNESS WHEREOF, and in reliance upon the terms and conditions of this Trust Agreement and the Indemnification Agreements referred to herein, the parties hereto have executed and delivered this Trust Agreement as of the date first set forth above.

ATTEST	By:	J. C. Penney Company, Inc.
__________________________		__________________________
Albert W. Driver, Jr.		Robert E. Northam
Secretary		Senior Vice President and Chief Financial Officer

ATTEST	By:	CHEMICAL BANK
__________________________		__________________________
Marianne W. Reynolds		James N. Donaldson
Assistant Trust Officer		Vice President

Exhibit A
Instructions

Exhibit B

Initial Representatives of the Indemnitees

Exhibit C
Initial Indemnitees

Name	Address

STATE OF NEW YORK ) SS.:
COUNTY OF NEW YORK
On this _____ day of ___________, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________, that he is the ____________________of J. C. Penney Company, Inc. , one of the corporations described in and which executed the foregoing instrument ; that he knows the corporate seal oi said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

(NOTARIAL SEAL)

STATE OF NEW YORK SS.:
COUNTY OF NEW YORK
On this _____ day of __________, before me personally came ______________, to me known, who, being me duly sworn, did depose and say that he resides at ___________________, that he is a ___________ of Chemical Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

(NOTARIAL SEAL)

AMENDMENT to INDEMNIFICATION TRUST AGREEEMENT, dated as of March 30, 1987 ("Amendment"), between J. C. Penney Company, Inc., a Delaware corporation ("Company"), and Chemical Bank, a bank organized and existing under the laws of the State of New York, as trustee ("Trustee").

The Company and the Trustee have heretofore executed an Indemnification Trust Agreement, dated as of July 30, 1986 ("Trust Agreement"), for the benefit of the Indemnitees (as defined in the Trust Agreement).    Upon the recommendation of the Representatives (as defined in the Trust Agreement), the Company and the Trustee now wish to amend Section 1 (e) of the Trust Agreement.Section 9 (d) of the Trust Agreement provides (with certain exceptions not applicable to this Amendment) that amendments thereto are not effective unless in writing, signed by the Company and the Trustee, and consented to in writing by each Indemnitee.

NOW, THEREFORE, the Company and the Trustee agree that

1.	Section 1 (e) of the Trust Agreement shall be amended and restated in its entirety as follows:
“(e) During the period that funds are held by the Trustee in the Indemnification Trust Fund, the Trustee shall deliver reports specifying the market value of investments then included in the Indemnification Trust Fund and the manner in which such funds are invested to the Company and the

Representatives at, or shortly after, the end of each fiscal year of the Trust; provided that after a Change in Control, the Trustee shall deliver such reports to the Company and all Indemnitees at, or shortly after, the end of each fiscal quarter of the Trust."

2.This Amendment shall become effective upon the execution by each Indemnitee as of the date hereof of a consent thereto, whether on a counterpart of the form of consent attached hereto or otherwise. As so amended, the Trust Agreement shall remain in full force and effect.

3.This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

ATTEST	By:	J. C. Penney Company, Inc.
____________________
Robert E. Northam
Senior Vice President and Secretary		Senior Vice President and Chief Financial Officer

ATTEST	By:	CHEMICAL BANK
____________________
James H. Shurmon, Jr.
Title:		Vice President

STATE OF NEW YORK
) SS.:
COUNTY OF NEW YORK
On this ___ day of ________, before me personally came __________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________, that he is the _______________________ of J. C. Penney Company, Inc. , one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

Notary Public

STATE OF NEW YORK ss.:
COUNTY OF NEW YORK

On this ___ day of __________, before me personally came _______________ to me known, who, being by me duly sworn, did depose and say that he is _____________ of Chemical Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]